7



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 19, 2004

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



           Virginia                 000-23847                54-1873994
(State or other jurisdiction of    (Commission            (I.R.S. Employer
 incorporation or organization)    File Number)          Identification No.)

                            ------------------------

                             25253 Lankford Highway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

     (c) Exhibits. 99.1 Press Release issued by Shore Financial Corporation, dated October 19, 2004.


Item 12.    Results of Operations and Financial Condition.

         On October 19, 2004, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended September 30, 2004. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                           By: /s/  Steven M. Belote
                              ----------------------------------
                               Steven M. Belote
                               Vice President and Chief Financial Officer


October 20, 2004

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, October 19, 2004

      Shore Financial Corporation Announces 26.0% Increase in Core Earnings

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $593,200, or $0.29 per share, for the three months ended September 30, 2004, as compared to $592,900, or $0.29 per share, for the same period of 2003. The company's core earnings increased 26.0% for the 2004 quarter over core earnings in the 2003 quarter which included $176,800 in net gains on sale of securities. For the nine months ending September 30, 2004 earnings per share were $0.85 or $1.75 million compared to $0.76 per share on $1.55 million for the same period in 2003. Gains on sales of securities positively impacted 2004 and 2003 nine months' earnings by $64,400 and $183,200, respectively. Earnings per share amounts reflect the 20% stock dividend paid by the company during December 2003.

         The company's total assets at the end of the quarter were $227.5 million, representing a 15.7% increase since December 2003 and an 18.8% increase from September 2003. Strong loan demand continued during the quarter with total loans growing to $170.8 million, representing a 20.1% increase since year-end 2003 and 28.7% from a year ago. The bank's commercial loan portfolio experienced the largest growth with a 42.0% increase since September 2003, while mortgage loans (including construction loans) and home equity lines also experienced double digit growth with increases of 23.2% and 10.9%, respectively. Deposit balances continued their positive growth trend with a 16.2% increase since September 2003 to $191.7 million. Noninterest-bearing deposits represented the largest percentage growth at 20.0% since September 2003, while lower-costing interest-bearing transaction accounts and time deposits increased 18.2% and 13.4%, respectively, during the period. Growth in loans and deposits resulted in an increase in net interest income of 21.3% to $1.92 million for the quarter ended September 30, 2004 and 18.5% to $5.41 million for the nine months ended September 30, 2004, as compared to the same periods of 2003.

         Noninterest expense for the September 2004 quarter was $1.39 million, as compared to $1.21 million during the same period of 2003, while noninterest expense for the nine months ended September 30, 2004 was $3.96 million, as compared to $3.49 million during the 2003 period. Increased employee compensation and benefits expense constituted the majority of these increases, necessitated by the company's strong growth during the period. Other costs associated with opening a new facility that combined operations and corporate offices added to the increase in noninterest expense. The company upgraded computer systems during the nine months, including hardware, software, and additional security protection. The company's efficiency ratio remained strong at 58.42% for the nine month period ended September 30, 2004, compared to 59.82% for the September 2003 period.

         Scott C. Harvard, President and CEO stated, "We are particularly pleased to have increased core earnings during the third quarter by 26.0% while making substantial investments in facilities, equipment, and people. Exceptionally strong loan demand in our markets has contributed to the growth in earnings and assets."

         Noninterest income for the September 2004 quarter, excluding 2003 gains on sales of investment securities, increased 5.5% to $436,400, while core noninterest income (excluding investment gains) for the September 2004 nine month period increased 7.9% to $1.32 million, as compared to $1.22 million for the 2003 nine month period. Deposit account fees continued to grow with a 17.9% increase occurring during the period, resulting primarily from deposit account growth during the period.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full service banking facilities, six ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-KSB report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.



For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com


Financial Highlights:

                                       Three Months Ended September 30,            Nine Months Ended September 30,
                                   -----------------------------------------  -----------------------------------------
                                          2004                  2003                  2004                 2003
                                   -------------------  --------------------  -------------------  --------------------

OPERATIONS:

Net Interest Income                         $1,924,000            $1,585,600           $5,408,700            $4,566,400

Noninterest Income                             436,400               590,600            1,414,700             1,493,500

Loan Loss Provision                            104,700                95,100              314,100               285,300

Noninterest Expense                          1,393,000             1,206,300            3,963,900             3,488,500

Income Tax Expense                             269,500               281,900              795,300               737,600

Net Income                                     593,200               592,900            1,750,100             1,548,500


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                     2,062,444             1,703,367            2,062,444             1,703,367

Weighted Avg Shares-Basic*                   2,062,300             2,038,800            2,062,200             2,036,800

Weighted Avg Shares-Diluted*                 2,095,800             2,071,600            2,094,900             2,068,400

Basic Earnings Per Share                         $0.29                 $0.29                $0.85                 $0.76

Diluted Earnings Per Share                       $0.28                 $0.29                $0.84                 $0.75

Total Assets                               227,454,800           191,389,800          227,454,800           191,389,800

Gross Loans                                170,790,000           132,691,300          170,790,000           132,691,300

Deposits                                   191,732,700           165,053,000          191,732,700           165,053,000

Total Equity                                21,517,600            19,813,500           21,517,600            19,813,500

Average Assets                             224,608,000           189,922,000          212,872,000           184,417,000

Average Equity                              21,976,000            19,038,500           21,222,000            19,101,000

Net Interest Margin                              3.72%                 3.63%                3.69%                 3.59%

Return on Average Assets                         1.06%                 1.25%                1.10%                 1.12%

Return on Average Equity                        10.80%                12.46%               11.00%                10.81%

Efficiency Ratio                                58.55%                59.94%               58.42%                59.82%

* Weighted average shares outstanding adjusted for December 2003 20% stock dividend for all periods presented.
